Summer Infant, Inc. Reports Third-Quarter 2014 Results

WOONSOCKET, RI -- (Marketwired - November 06, 2014) - Summer Infant, Inc. ("Summer Infant" or the "Company") (NASDAQ: SUMR), a global leader in the premium juvenile product market, today announced financial results for the third quarter ended September 30, 2014. The Company also announced in a separate news release the appointment of William Mote as Chief Financial Officer effective November 10.

Management Comments

"We continued to make excellent progress in the execution of our improvement strategy as we transform Summer Infant with a new team and a new process for product development and marketing our brands," said President and Chief Executive Officer Carol Bramson. "Net sales grew slightly compared with the year-ago quarter, which is positive given that the third quarter of 2013 included licensing revenue and a higher level of low-margin furniture items, which we have been phasing out.

"Our bottom line also improved from the year-ago quarter, although we reported a slight loss as a result of additional extraordinary expenses related to severance and reorganization changes as we continue to make investments to enhance our team and reinvigorate our product development process and brands. We expect these investments to have a positive effect on our Company and our financial results in the quarters and years ahead.

"Our newest products are performing very well at retail and we are seeing a great deal of excitement in the market. In early September, we demonstrated our latest products at the ABC Kids Expo, which was a success for both the Summer and Born Free brands. Three products -- the Pop 'n Play Portable Playard, the Bottle Genius, and our new Retractable Gate -- were all finalists for awards at the show by the Juvenile Products Manufacturers Association. In addition, there was excitement at the booth over our new HD Video Monitors that we plan to launch in the first quarter of 2015. These products are follow ups to our popular Baby Zoom and Baby Touch WiFi video monitors, which have been top performers. In addition, new versions of our 3D Lite stroller line generated great enthusiasm among bloggers and buyers from many retailers. We look forward to launching many exciting products in the months ahead.

"In addition to growing sales through innovative new products, we also are seeking to broaden our channels and expand into new markets. For example, in ecommerce, we had exceptional growth in Q3 from our select online partners and saw this channel increase by more than 40%. In specialty retail, we recently hired a new leader who is working to add retailers and distributors to target vertical markets where we do not currently have a presence. Our new head of international sales also is seeking distributors to expand into new geographic markets. We also hired a new senior vice president of sales, who will have an integral role in large customer relationship cultivation, and will work within the sales function on the development and execution of business strategy, financial profitability, product forecasting, and new product marketing.

"We continue to assemble a best-in-class team of leaders, and have hired a number of talented executives during the past month. Our new leadership team is squarely focused on accelerating profitable growth and building shareholder value by developing innovative new products, strengthening awareness of our brands, growing across all channels and controlling expenses. Going forward, while we may have quarters where we do not follow a sequential growth trajectory, our strategy is on track and we are on a course for long-term sales and profit improvement," concluded Bramson.

Third-Quarter Results

Net revenues for the third quarter of 2014 increased to $51.0 million, compared with $50.5 million for the third quarter of 2013.

Gross profit for the third quarter of 2014 increased to $16.6 million, compared with $15.0 million in the third quarter of 2013. The year-over-year increase in gross profit dollars is attributable to a favorable mix of products sold and a lower level of promotional and close-out sales. Gross profit as a percentage of net sales increased to 32.5% for the third quarter of 2014, compared with 29.7% in the third quarter of 2013.

Selling expenses were $4.5 million for the third quarter of 2014, compared with $4.9 million for the third quarter of 2013. The year-over-year decrease was primarily attributable to cost controls implemented over retailer programs such as cooperative advertising and lower royalty costs under licensing agreements as part of our strategy to discontinue certain licensing arrangements.

The Company narrowed its net loss to $0.1 million, or $0.01 per share, in the third quarter of 2014, compared with a net loss of $1.3 million, or $0.07 per share, in the third quarter of 2013.

Adjusted EBITDA for the third quarter of 2014 increased to $3.6 million, compared with $1.5 million in the third quarter of 2013. Adjusted EBITDA for the third quarter of 2014 includes $1.1 million in permitted add back charges compared with $0.4 million in the third quarter of 2013.

Adjusted EBITDA is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. An explanation of these measures also is included under the heading below "Use of Non-GAAP Financial Information."

Balance Sheet Highlights

As of September 30, 2014, the Company had approximately $1.1 million of cash and $56.5 million of debt compared with $1.6 million of cash and $49.7 million of debt on December 31, 2013.

Inventory at September 30, 2014 was $48.7 million, compared with $38.4 million at December 31, 2013. Trade Receivables as of September 30, 2014 was $38.2 million, compared with $34.6 million as of December 31, 2013. Accounts Payable and Accrued Expenses as of September 30, 2014 was $35.4 million, compared with $31.7 million as of December 31, 2013.

Conference Call Information

Summer Infant, Inc. will host a conference call today, Thursday, November 6, 2014 at 5:00 p.m. Eastern Time, to discuss financial results. A live webcast can be accessed by visiting the "Investor Relations" section of the Company's website at www.summerinfant.com. Investors may also listen to the call via telephone by dialing (877) 407-5790 or (201) 689-8328. An archive of the webcast will be available on the Company's website for approximately one year.

About Summer Infant, Inc.

Based in Woonsocket, Rhode Island, the Company is a global leader of premium juvenile products for ages 0-3 years, which are sold principally to large North American and international retailers. The Company currently sells proprietary products in a number of different categories, including nursery audio/video monitors, safety gates, durable bath products, bed rails, nursery products, strollers, booster and potty seats, swaddling blankets, bouncers, travel accessories, highchairs, swings, nursery furniture, and infant feeding products. For more information, please visit www.summerinfant.com.

Use of Non-GAAP Financial Information

This release and the referenced webcast include presentations of non-GAAP financial measures, including adjusted EBITDA, adjusted net income and adjusted earnings per share. (i) Adjusted EBITDA means earnings before interest and taxes plus depreciation, amortization, non-cash stock-based compensation expenses and other items added back as detailed in the reconciliation table included in this release and (ii) adjusted net income and adjusted earnings per share mean net income excluding certain items as detailed in the reconciliation table included in this release. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. The Company believes that the presentation of these non-GAAP financial measures provide useful information to investors to better understand, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, and they indicate more clearly the ability of the Company's assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, comply with the financial covenants of its loan agreements and otherwise meet its obligations as they become due. These non-GAAP measures should not be considered in isolation or as an alternative to such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in the Company's consolidated financial statements as an indicator of financial performance or liquidity. The Company provides reconciliations of these non-GAAP measures in its press releases of historical performance. Because these measures are not determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

Certain statements in this release that are not historical fact may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believes," "estimate" and similar expressions, and include statements regarding the Company's expectations regarding the execution of its growth strategy, planned launches of new products, expansion into new markets, the impact of investments in personnel and new products on the Company's financial results, accelerating profitable growth and building shareholder value by developing innovative products, strengthening brand awareness, growing across all channels and controlling expenses, and expectations regarding long-term sales and profit improvement. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the concentration of the Company's business with retail customers; the ability of the Company to compete in its industry; the Company's ability to continue to control costs and expenses; the Company's dependence on key personnel; the Company's reliance on foreign suppliers; the Company's ability to develop, market and launch new products; the Company's ability to grow sales with existing and new customers; the Company's ability to meet required financial covenants under its loan agreements; and other risks as detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Summer Infant, Inc.
Consolidated Statements of Operations
(amounts in thousands of US dollars, except share and per share data)
(unaudited)

                       Three Months Ended              Nine Months Ended
              ------------------------------------  -----------------------
               September       June     September    September   September
                30, 2014     30, 2014    30, 2013     30, 2014    30, 2013
              -----------  ----------- -----------  ----------- -----------

Net revenues  $    51,020  $    52,556 $    50,538  $   154,390 $   163,435
Cost of goods
 sold              34,420       35,112      35,521      103,897     112,859
              -----------  ----------- -----------  ----------- -----------
Gross profit  $    16,600  $    17,444 $    15,017  $    50,493 $    50,576
General &
 administrative
 expenses(1)       10,107        9,904       9,298       29,503      28,196
Selling
 expense            4,456        4,874       4,855       13,742      16,054
Depreciation
 and
 amortization       1,369        1,370       1,499        4,132       4,916
              -----------  ----------- -----------  ----------- -----------
Operating
 income
 (loss)       $       668  $     1,296 $      (635) $     3,116 $     1,410
Interest
 expense              870          834         945        2,571       3,128
              -----------  ----------- -----------  ----------- -----------
Income (loss)
 before taxes $      (202) $       462 $    (1,580) $       545 $    (1,718)
Provision
 (benefit)
 for income
 taxes                (64)         147        (304)         179        (581)
              -----------  ----------- -----------  ----------- -----------
 Net Income
  (loss)      $      (138) $       315 $    (1,276) $       366 $    (1,137)
              ===========  =========== ===========  =========== ===========
Earnings
 (loss) per
 diluted
 share        $     (0.01) $      0.02 $     (0.07) $      0.02 $     (0.06)

Shares used
 in fully
 diluted EPS   18,086,441   18,124,930  17,968,977   18,196,470  17,912,970

Reconciliation
of Non-
 GAAP EBITDA

Net Income
 (loss)       $      (138) $       315 $    (1,276) $       366 $    (1,137)
Plus:
 interest
 expense              870          834         945        2,571       3,128
Plus:
 provision
 (benefit)
 for income
 taxes                (64)         147        (304)         179        (581)
Plus:
 depreciation
 and
 amortization       1,369        1,370       1,499        4,132       4,916
Plus: non-
 cash stock
 based
 compensation
 expense              468          290         213        1,011         729
Plus:
 permitted
 add-backs(2)       1,097          402         447        2,455       1,686
              -----------  ----------- -----------  ----------- -----------
 Adjusted
  EBITDA      $     3,602  $     3,358 $     1,524  $    10,714 $     8,741
              ===========  =========== ===========  =========== ===========

Reconciliation
of
Adjusted EPS
Net Income
 (loss)       $      (138) $       315 $    (1,276)         366 $    (1,137)
Plus:
 permitted
 add-backs(3)         749          271         321        1,648       1,213
Plus:
 unamortized
 deferred
 financing
 costs (4)              -            -           -            -         243
Plus: loss on
 close-out
 sales in
 January and
 February               -            -           -            -          96
              -----------  ----------- -----------  ----------- -----------
 Adjusted Net
  Income      $       611  $       586 $      (955) $     2,014 $       415
              ===========  =========== ===========  =========== ===========
 Adjusted
  Earnings
  per diluted
  share       $      0.03  $      0.03 $     (0.05) $      0.11 $      0.02

(1) Includes stock option expense.

(2) Permitted add-backs consist of items that the Company is permitted to add-back to the calculation of consolidated EBITDA under its credit agreements. Permitted add-backs for the three months ended September 30,
    2014 consisted of Special projects ($323), Severance cost ($246), Board fees ($129), Close-out sales related to furniture ($233), Car-seat related scrap ($146), and Carter's related scrap ($20). $195 of special projects pertain to charges incurred earlier in the year. Permitted add-
    backs for the three months ended June 30, 2014 include Board fees
    ($155), Carter's close-out sales ($150), Special projects ($58), and
    Severance cost ($39). Permitted add-backs for the three months ended
    September 30, 2013 include Disney related items ($205), Board fees
    ($123), Special projects ($69), Losses on certain Carter's close-out sales ($39), and Severance cost ($11). Permitted add-backs for the nine months ended September 30, 2014 include Special projects ($1,171),
    Severance cost ($396), Board fees ($271), Close-out sales related to furniture ($232), Losses on Carter's related sales ($69), Car-seat related scrap ($146) and Carter's related scrap ($170). Permitted add-
    backs for the nine months ended September 30, 2013 include Disney related items ($337), Board fees ($264), Consulting fees ($242), Losses on certain Disney sales ($203), Special projects ($197), Severance cost
    ($186), Losses on certain Carter's close-out sales ($157), and Losses on certain car-seat sales ($100).

(3) Permitted add-backs consist of items that the Company is permitted to add-back to the calculation of consolidated EBITDA under its credit agreements. Permitted add-backs for the three months ended September 30,
    2014 consisted of Special projects (Gross $323/Net $221), Severance cost
    (Gross $246/Net $168), Board fees (Gross $129/Net $88), Close-out sales related to furniture (Gross $233/Net $159), Car-seat related scrap
    (Gross $146/Net $99), and Carter's related scrap (Gross $20/Net $14).
    Permitted add-backs for the three months ended June 30, 2014 include
    Board fees (Gross $155/Net $105), Carter's close-out sales (Gross
    $150/Net $101), Special projects (Gross $58/Net $39), and Severance cost
    (Gross $39/Net $26). Permitted add-backs for the three months ended
    September 30, 2013 include Disney related items (Gross $205/Net $147),
    Board fees (Gross $123/Net $89), Special projects (Gross $69/Net $49),
    Losses on certain Carter's close-out sales (Gross $39/Net $28), and
    Severance cost (Gross $11/Net $8). Permitted add-backs for the nine months ended September 30, 2014 include Special projects (Gross
    $1,171/Net $786), Severance cost (Gross $396/Net $266), Board fees
    (Gross $271/Net $182), Close-out sales related to furniture (Gross
    $232/Net $156), Losses on Carter's related sales (Gross $69/Net $46),
    Car-seat related scrap (Gross $146/Net $98) and Carter's related scrap
    (Gross $170/Net $114). Permitted add-backs for the nine months ended
    September 30, 2013 include Disney related items (Gross $337/Net $242),
    Board fees (Gross $264/Net $190), Consulting fees (Gross $242/Net $174),
    Losses on certain Disney sales (Gross $203/Net $146), Special projects
    (Gross $197/Net $142), Severance cost (Gross $186/Net $134), Losses on certain Carter's close-out sales (Gross $157/Net $113), and Losses on certain car-seat sales (Gross $100/Net $72).

(4) Write off of unamortized deferred financing costs for Bank of America retired loan (Gross $338/Net $243).

Summer Infant, Inc
Consolidated Balance Sheet
(amounts in thousands)

                                                September 30,  December 31,
                                                    2014           2013
                                               -------------- --------------
                                                 (unaudited)

Cash and cash equivalents                      $        1,075 $        1,573
Trade receivables, net                                 38,248         34,574
Inventory, net                                         48,680         38,378
Property and equipment, net                            13,455         14,796
Other intangible assets, net                           20,958         21,575
Other assets                                            4,435          4,471
                                               -------------- --------------
                                  Total assets $      126,851 $      115,367
                                               ============== ==============

Accounts Payable                               $       26,290 $       22,072
Accrued Expenses                                        9,132          9,658
Current portion of long-term debt                       1,682          1,962
Long term debt, less current portion                   54,772         47,756
Other long term liabilities                             3,077          3,289
Deferred tax liability                                  3,156          3,140
                                               -------------- --------------
                             Total liabilities $       98,109 $       87,877

                    Total stockholders' equity         28,742         27,490
                                               -------------- --------------
    Total liabilities and stockholders' equity $      126,851 $      115,367
                                               ============== ==============

Contact:

David Calusdian
Sharon Merrill Associates, Inc.
(617) 542-5300
SUMR@investorrelations.com